Exhibit 32.2

Certification of the Principal Accounting Officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Sunburst Acquisitions III, Inc. (the "Company") on Form 10-QSB for the quarter ended February 28, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Scott MacCaughern, the Principal Accounting Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Scott MacCaughern
Principal Accounting Officer

Date: September 21, 2007